Sub-Item 77Q1(a): Copies of Material Amendments to the Registrants
 Declaration of Trust or By-laws

Amendment No. 91 dated May 23, 2016 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(92) to Post-Effective Amendment No.
 573 to the Registrants Registration Statement on
Form N-1A filed with the Securities and Exchange
 Commission on July 29, 2016 (Accession No. 0001193125-16-664829).

Amendment No. 92 dated June 16, 2016 to the Agreement and
Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(93) to Post-Effective
Amendment No. 573 to the Registrants Registration
 Statement on Form N-1A filed with the Securities and Exchange Commission on July 29, 2016
 (Accession No. 0001193125-16-664829).

Amendment No. 93 dated August 18, 2016 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(94) to Post-Effective Amendment No. 577 to the
Registrants Registration Statement on Form
N-1A filed with the Securities and
 Exchange Commission on August 24, 2016
 (Accession No. 0001193125-16-690227).